UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 14, 2008
Date of Report (Date of earliest event reported)

PCTEL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
471 Brighton Drive
Bloomingdale, IL 60108
(Address of Principal Executive Offices, including Zip Code)
(630) 372-6800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
     On August 14, 2008, PCTEL, Inc. (“PCTEL”) completed the sale of certain antenna products and related assets to Sigma Wireless Technology Ltd. a Scotland-based company (“SWT Scotland”). SWT Scotland will purchase the intellectual property, dedicated inventory, and certain fixed assets related to four PCTEL antenna product families for $650,000, payable in installments at close and over a period of 18 months. The four product families represent the last remaining products acquired by PCTEL through its acquisition purchase of Sigma Wireless Technologies Ltd. (“SWT Ireland”), in July 2005. SWT Scotland and SWT Ireland are not related to each other.
     The asset purchase agreement for the transaction contains customary representations and warranties and covenants.
     The revenue associated with the product families sold is approximately $1.4 million per year, or 1.8 percent of PCTEL’s total revenue.
     The Company will recognize the cash proceeds from the sale as they are received, beginning in the current quarter.
     The company expects to record a non-cash loss related to the transaction as part of its operating costs in the quarter ended September 30, 2008 of approximately $4.0 million. However, the Company expects to recognize a cash benefit in 2008 of approximately $8.9 million as a result of the transaction, in the form of a reduction of its accrued income tax payable related to the gain on sale of PCTEL’s Mobility Solutions Group to Smith Micro Software, Inc. in January 2008.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 2.1	Asset Purchase Agreement, dated August 14, 2008, by and between SWT Scotland and PCTEL. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Section 6.01(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

Exhibit 99.1	Press Release of PCTEL, Inc. dated August 18, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 18, 2008

PCTEL, INC.
By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated August 14, 2008, by and between SWT Scotland and PCTEL. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Section 6.01(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

99.1	Press Release of PCTEL, Inc. dated August 18, 2008

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